Exhibit 5.1

April 12, 2021

DoubleVerify Holdings, Inc.
233 Spring Street

New York, New York 10013

Registration Statement on Form S-1 of
 DoubleVerify Holdings, Inc. (Registration No. 333-254380)

Ladies and Gentlemen:

We have acted as special New York counsel to DoubleVerify Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-1 (File No. 333-254380), as amended (the “Registration Statement”), relating to an initial public offering (the “Offering”) of 13,333,335 shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), including (i) 8,627,452 shares of Common Stock to be issued and sold by the Company (the “Primary Shares”) and (ii) an aggregate of 4,705,883 shares of Common Stock to be sold by Providence VII U.S. Holdings L.P. (“Providence”) and the other selling stockholders (collectively with Providence, the “Selling Stockholders”) referred to in the Registration Statement (the “Secondary Shares”), together with up to 1,350,000 shares of Common Stock that may be sold by the Company (the “Primary Option Shares”) and up to 650,000 shares of Common Stock that may be sold by Providence (the “Secondary Option Shares”) upon exercise of the underwriters’ option to purchase additional shares of Common Stock, in each case, pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into among the Company, the Selling Stockholders and the several underwriters to be named in Schedule I thereto (the “Underwriters”). The Shares shall also include any additional shares of Common Stock that may be registered in accordance with Rule 462(b) under the Act for sale in the Offering.

In arriving at the opinion expressed below, we have (a) examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, corporate or other organizational documents and records of the Company and such certificates of public officials, officers and representatives of the Company and other persons as we have deemed appropriate for the purposes of such opinion, (b) examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Company and others delivered to us and (c) made such investigations of law as we have deemed appropriate as a basis for such opinion.  In rendering the opinion expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents that we examined, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents examined by us that are certified, conformed, reproduction, photostatic or other copies, (iv) the legal capacity of all natural persons executing documents and (v) that the IPO Committee of the board of directors of the Company will have taken action necessary to set the sale price of the Shares.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that:

1. The Primary Shares and any Primary Option Shares to be sold to the Underwriters by the Company pursuant to the Underwriting Agreement have been duly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable under the laws of the State of Delaware.

2. The Secondary Shares and any Secondary Option Shares to be sold to the Underwriters by the Selling Stockholders pursuant to the Underwriting Agreement have been duly authorized and are validly issued, fully paid and non-assessable under the laws of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to our firm under the caption “Validity of Common Stock” in the prospectus forming a part thereof and to the incorporation by reference of this opinion and consent as exhibits to any registration statement filed in accordance with Rule 462(b) under the Act relating to the Offering.  In giving such consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

We are members of the bar of the State of New York.  We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, as currently in effect.

Very truly yours,

/s/ Debevoise & Plimpton LLP